             SILICON VALLEY BANCSHARES ANNUAL REPORT ON FORM 10-K
               EXHIBIT 11.1 - CALCULATION OF EARNINGS PER SHARE

YEARS ENDED DECEMBER 31,                   1996           1995          1994          1993           1992
--------------------------------    -----------    -----------    ----------    ----------    -----------
                                                                                                      (1)
Primary Earnings Per Share:

Net income (loss)                   $21,465,836    $18,152,768    $9,066,249    $1,600,821    $(2,212,574)

Weighted average common shares
 outstanding                          9,213,489      8,746,880     8,286,228     7,958,717      7,835,874
Common stock equivalents                489,000        417,255       289,138       233,165              -
--------------------------------    -----------    -----------    ----------    ----------    -----------
Total weighted average common
 and common equivalent shares         9,702,489      9,164,135     8,575,366     8,191,882      7,835,874
--------------------------------    -----------    -----------    ----------    ----------    -----------
Net income (loss) per common and
 common equivalent share            $      2.21    $      1.98    $     1.06    $     0.20    $     (0.28)
--------------------------------    -----------    -----------    ----------    ----------    -----------

Fully Diluted Earnings Per Share:

Net income (loss)                   $21,465,836    $18,152,768    $9,066,249    $1,600,821    $(2,212,574)

Weighted average common shares
 outstanding                          9,213,489      8,746,880     8,286,228     7,958,717      7,835,874
Common stock equivalents                579,197        562,279       399,610       241,896              -
--------------------------------    -----------    -----------    ----------    ----------    -----------
Total weighted average common
 and common equivalent shares         9,792,686      9,309,159     8,685,838     8,200,613      7,835,874
--------------------------------    -----------    -----------    ----------    ----------    -----------

Net income (loss) per common and
 common equivalent share            $      2.19    $      1.95    $     1.04    $     0.20    $     (0.28)
--------------------------------    -----------    -----------    ----------    ----------    -----------

(1) Options are not considered common stock equivalents in the event of a loss, and therefore are excluded from weighted average common and common equivalent shares in 1992.



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